UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

JBG SMITH PROPERTIES
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

JBG SMITH PROPERTIES

4445 Willard Avenue, Suite 400

Chevy Chase, MD 20815

NOTICE OF CHANGE OF LOCATION

OF 2019 ANNUAL MEETING OF SHAREHOLDERS

To be held on May 2, 2019

To the Shareholders of JBG SMITH Properties:

NOTICE IS HEREBY GIVEN that the location of the 2019 Annual Meeting (the “Annual Meeting”) of JBG SMITH Properties (the “Company”) has been changed. The Annual Meeting will now be held at 241 18th Street South, Arlington, VA 22202, on Thursday, May 2, 2019 at 8:30 A.M., local time.

This Notice of Change of Location should be read in conjunction with the Notice of 2019 Annual Meeting of Shareholders and accompanying proxy statement (the “Proxy Statement”) of the Company, dated February 27, 2019, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Trustees of the Company for use at the Annual Meeting. The Notice previously sent to shareholders of the Company is herein amended only to reflect the change in location.

By Order of the Board of Trustees,

Steven A. Museles
Chief Legal Officer and
Corporate Secretary
April 9, 2019
Chevy Chase, Maryland